Exhibit 3.1

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Ruth R. Hughs Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

FAST Merger Corp.

File Number: 803908114

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 01/20/2021

Effective: 01/20/2021

/s/ Ruth R. Hughs
Ruth R. Hughs
Secretary of State

Come visit us on the internet at https://www.sos.texas.gov/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Elizabeth "Annie" Denton	TID: 10306	Document: 1021776360002

Filing#:803908114 Document#:1021776360002 Filed On 1/20/2021 received by Upload

Form 201 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing FEE: $300	Certificate of Formation For-Profit Corporation	This space reserved for office use.

Article 1 - Entity Name and Type

The filing entity being formed is a for-profit corporation. The name of the entity is:

   FAST Merger Corp.

   The name must contain the word “corporation,” “company,” “incorporated,” “limited” or an abbreviation of one of these terms.

Article 2 - Registered Agent and Registered Office

(See instructions. Select and complete either A or B complete C.)

   ☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

   Capitol Corporate Services, Inc

   OR

   ☐ B. The initial registered agent is an individual resident of the state whose is set forth below:

First name	M.I.	Last Name	Suffix

   C. The business address of the registered agent and the registered office address is:

206 E. 9th St., Ste. 1300	Austin	TX	78701
Street Address	City	State	Zipcode

Article 3 - Directors
(A minimum of 1 director is required.)

The number of directors constituting the initial board of directors and the names and address of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Director 1

Garrett		Schreiber
First Name	M.I.	Last Name			Suffix

3 Minetta Street	New York		NY	10012	USA
Street or Mailing Address	City		State	Zip Code	Country

Form 201

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Director 2

Sandy		Beall
First Name	M.I.	Last Name			Suffix

3 Minetta Street	New York		NY	10012	USA
Street or Mailing Address	City		State	Zip Code	Country

Director 3

First Name	M.I.	Last Name			Suffix
Street or Mailing Address	City		State	Zip Code	Country

Article 4 — Authorized Shares

(Provide the number of shares in the space below, then select option A or option B, do not select both.)

The total number of shares the corporation is authorized to issue is;	200

☒ A. The par value of each of the authorized shares is:	$0.0001

OR

☐ B. The shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 — Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The authorized shares are divided into two classes: 100 Class A shares, par value $0.0001 per share and 100 Class B shares, par value $0.0001 per share.

Form 201

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Organizer

The name and address of the organizer:

  Roman Ibragimov

  Name

200 Park Avenue	New York	NY	10166
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:____________________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: __________________________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	January 20, 2021

/s/ Roman Ibragimov
Signature of organizer

Roman lbragimov
Printed or typed name of organizer

Form 201

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